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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                               DECEMBER 31, 1999

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
                                           REDWOOD EMPIRE BANCORP (REB)
                                              Santa Rosa, California
                                             a California corporation

                                       NATIONAL BANK OF THE REDWOODS (NBR)
                                              Santa Rosa, California
                                                 a national bank
                                                Owned 100% by REB

   VALLEY FINANCIAL MORTGAGE          REDWOOD MERCHANT SERVICES, INC.          ALLIED DIVERSIFIED CREDIT
   CORPORATION                        Santa Rosa, California                   Santa Rosa, California
   Santa Rosa, California             (Formerly Redwood Empire                 a California corporation
   (Formerly NBR Mortgage Company     Datacorp)                                Owned 100% by NBR
   Inc.                               Owned 100% by NBR                        Inactive
   dba Santa Rosa Mortgage and        Inactive
   Investment Company)
   Owned 100% by NBR
   Inactive
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